Exhibit 4.3
Execution Version
March 26, 2021
Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio 44115

Re:    Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

    Reference is made to the Amended and Restated Note Purchase and Private Shelf Agreement dated as of October 30, 2019 (the “Agreement”) between Applied Industrial Technologies, Inc., an Ohio corporation (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”), the Existing Holders party thereto, the Effective Date Purchasers party thereto and each other Prudential Affiliate which has become or becomes a party thereto, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

SECTION 1.    Amendment. From and after the Effective Date (as defined in Section 3 hereof), paragraph 6B(7) of the Agreement is hereby amended by deleting the reference to “$200,000,000” contained therein and inserting “$250,000,000” in lieu thereof.
    SECTION 2.    Representations and Warranties. The Company and each Subsidiary party hereto hereby represents and warrants to Prudential and each holder of Notes that: (a) the execution and delivery of this letter has been duly authorized by all necessary corporate or limited liability company, as applicable, action on behalf of the Company and each such Subsidiary and this letter has been duly executed and delivered by a duly authorized officer of the Company and each such Subsidiary, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (b) each representation and warranty set forth in paragraph 8 of the Agreement and Section 6 of each Guaranty of Payment of Debt is true and correct as of the date of the execution and delivery of this letter by the Company and each such Subsidiary with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (c) no Default or Event of Default exists under the Agreement as of the date hereof.
    SECTION 3.    Conditions Precedent. The amendment described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:

3.1    Documents. Prudential and each holder of a Note shall have received original counterparts or, if satisfactory to the Required Holder(s), certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and

Applied Industrial Technologies, Inc.
March 26, 2021

substance satisfactory to the Required Holder(s), dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:
(i)    counterparts of this letter executed by the Company, each Subsidiary party to a Guaranty of Payment of Debt, Prudential and the Required Holder(s); and
(ii)    an executed copy of an amendment to the Credit Agreement, in form and substance consistent with the terms set forth herein and satisfactory to Prudential and the Required Holder(s).
3.2    Fees and Expenses. The Company shall have paid, to the extent invoiced prior to the Effective Date, the reasonable fees, charges and disbursements of Schiff Hardin LLP, special counsel to Prudential and the holders of the Notes incurred in connection with this letter.
3.3    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter shall be satisfactory to the Required Holder(s), and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
    SECTION 4.    Waiver and Release. The Company and each Subsidiary party hereto, by signing below, hereby waives and releases Prudential and each holder of a Note, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

    SECTION 5.    Reference to and Effect on Note Agreement and Notes; Ratification of Documents. Upon the effectiveness of the amendment in Section 1 of this letter, each reference to the Agreement in any Note, any Guaranty of Payment of Debt or any document relating to the Agreement shall mean and be a reference to the Agreement, as modified by this letter. Except as specifically set forth in Section 1 hereof, the Agreement, the Notes, each Guaranty of Payment of Debt and each other document relating thereto shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Agreement, any Note, any Guaranty of Payment of Debt or any other document relating thereto, (b) operate as a waiver of any right, power or remedy of Prudential or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Agreement, any Note, any Guaranty of Payment of Debt or any other document relating thereto at any time. Without limiting the foregoing, each party hereto acknowledges and agrees that notwithstanding the execution and delivery of this letter, paragraph 6B(12) of the Agreement applies to all covenants contained in any Material Indebtedness Agreement existing as of the date hereof which are more restrictive than the covenants contained in the Agreement (as amended hereby). The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Agreement in the future, whether or not under similar

Applied Industrial Technologies, Inc.
March 26, 2021

circumstances. In the event of a conflict between the terms of the Agreement and this letter, the terms of this letter shall control.

    SECTION 6.    Confirmation of Guarantees. By its signature below, each Subsidiary party to a Guaranty of Payment of Debt agrees and consents to the terms and provisions of this letter and agrees that its Guaranty of Payment of Debt shall remain in full force and effect and is hereby ratified and confirmed in all respects after giving effect to this letter.

    SECTION 7.    Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

    SECTION 8. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very truly yours,

PGIM, INC.
By:    /s/ Alex Chopp
    Vice President

PAR U HARTFORD LIFE & ANNUITY
COMFORT TRUST
PAR U HARTFORD LIFE INSURANCE
                         COMFORT TRUST
By:    Prudential Arizona Reinsurance Universal Company (as Grantor)
By:    PGIM, Inc. (as Investment Manager)
By:    _/s/ Alex Chopp__________________
                            Vice President

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    PGIM Japan Co., Ltd. (as Investment
    Manager)

By:    PGIM, Inc.
(as Sub-Adviser)

By: /s/ Alex Chopp______________________
    Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:    PGIM, Inc.
(as Investment Manager)

By: /s/ Alex Chopp______________________
    Vice President

Signature page to Applied Industrial Technologies
Amendment No.1 to Amended and Restated Note Purchase
  and Private Shelf Agreement

WILLIAM PENN LIFE INSURANCE
COMPANY OF NEW YORK
FARMERS NEW WORLD LIFE INSURANCE
COMPANY
GLOBE LIFE AND ACCIDENT INSURANCE
                         COMPANY
LIBERTY NATIONAL LIFE INSURANCE
                         COMPANY
THE LINCOLN NATIONAL LIFE
                   INSURANCE COMPANY
FAMILY HERITAGE LIFE INSURANCE
  COMPANY OF AMERICA
MTL INSURANCE COMPANY
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY

By:    PGIM Private Placement Investors,
    L.P. (as Investment Advisor)

By:    PGIM Private Placement Investors, Inc.
    (as its General Partner)

By: _/s/ Alex Chopp_________________
        Vice President

PRIVATE PLACEMENT TRUST
INVESTORS, LLC

By:    PGIM Private Placement Investors,
                            L.P. (as Managing Member)

By:    PGIM Private Placement Investors, Inc.
                            (as its General Partner)

By: __/s/ Alex Chopp________________________
    Vice President

Signature page to Applied Industrial Technologies
Amendment No.1 to Amended and Restated Note Purchase
  and Private Shelf Agreement

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:    PGIM, Inc.
(as Investment Manager)

By:/s/ Alex Chopp______________________
    Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE   CORPORATION

By:    PGIM, Inc.
(as Investment Manager)

By:/s/ Alex Chopp_______________________
    Vice President

Signature page to Applied Industrial Technologies
Amendment No.1 to Amended and Restated Note Purchase
  and Private Shelf Agreement

Agreed and Accepted:
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By: /s/ David K. Wells
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer

By: /s/ Fred D. Bauer
Name: Fred D. Bauer
Title: Vice President – General Counsel & Secretary

Signature page to Applied Industrial Technologies
Amendment No.1 to Amended and Restated Note Purchase
  and Private Shelf Agreement

Consented to:

APPLIED INDUSTRIAL TECHNOLOGIES - CA LLC
APPLIED INDUSTRIAL TECHNOLOGIES - DIXIE, INC.
ESI ACQUISITION CORPORATION
BEARINGS PAN AMERICAN, INC.
BEARINGS SALES AND SERVICES INC.
AIR DRAULICS ENGINEERING CO.
APPLIED INDUSTRIAL TECHNOLOGIES - CAPITAL INC.
SPENCER FLUID POWER, INC.
APPLIED FLUID POWER HOLDINGS, LLC
BAY ADVANCED TECHNOLOGIES, LLC
CAROLINA FLUID COMPONENTS, LLC
DTS FLUID POWER, LLC
HYDROAIR HUGHES, LLC
FLUIDTECH, LLC
POWER SYSTEMS, LLC
A&H FLUID TECHNOLOGIES, INC.
AIT INTERNATIONAL, INC.

APPLIED INDUSTRIAL TECHNOLOGIES – PACIFIC LLC
ATLANTIC FASTENERS CO., LLC
S. G. MORRIS CO., LLC
APPLIED MAINTENANCE SUPPLIES & SOLUTIONS, LLC
APPLIED US ENERGY, INC.
HUB INDUSTRIAL SUPPLY, LLC
BARO CONTROLS, INC.
BARO PROCESS PRODUCTS, INC.
BASIN ENGINE & PUMP, INC.
CORROSION FLUID PRODUCTS CORP.
EADS DISTRIBUTION, LLC
FCX PERFORMANCE, INC.
HUGHES MACHINERY COMPANY
PUMP ENERGY, INC.
PUMP PROS, INC.
R.L. STONE COMPANY, INC.
APPLIED US ENERGY–OKLAHOMA, LLC
GIBSON ENGINEERING COMPANY, INC.
ADVANCED CONTROL SOLUTIONS & AUTOMATION, INC.

By: /s/ David K. Wells
Name: David K. Wells
Title: Vice President – Chief Financial Officer & Treasurer

Signature page to Applied Industrial Technologies
Amendment No.1 to Amended and Restated Note Purchase
  and Private Shelf Agreement